Exhibit 99.1

Cognition Therapeutics Reports Second Quarter 2022 Financial Results
and Provides Business Update

Ongoing patient dosing in SHIMMER Study for DLB and SHINE Study for Alzheimer’s Disease

Positive Preliminary Data for Dry AMD Program Presented at ARVO 2022

Proteomics Data from SPARC read out at AAIC

PURCHASE, NY, August 9, 2022 – Cognition Therapeutics, Inc. (NASDAQ: CGTX) (the “Company” or “Cognition”), a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative diseases and disorders of the central nervous system and retina, today reported financial results for the second quarter ended June 30, 2022 and provided recent business updates.

“The second quarter of 2022 has been characterized by optimistic advancements in our clinical trials and compelling data presentations,” said Lisa Ricciardi, president and CEO of Cognition. “We kicked off the quarter on a strong note with the initiation of patient dosing in our SHINE study focused on evaluating the potential of CT1812 in treating mild-to-moderate Alzheimer’s disease. In addition, we began dosing patients enrolled in our SHIMMER study for dementia with Lewy bodies (DLB) treatment.”

“In May, our scientific team presented encouraging preclinical data from our dry age-related macular degeneration (dry AMD) program at ARVO 2022 in Denver that demonstrated that our lead sigma-2 (σ-2) receptor modulator, CT1812, protects retinal pigment epithelial (RPE) cells and normalizes key homeostatic processes disrupted in dry AMD. Recently at AAIC in San Diego, we also presented a new proteomic analysis on the impact of CT1812 in patients from our SPARC clinical study in mild-to-moderate Alzheimer’s disease. With these significant developments and promising signals, we believe we are well equipped to further our mission to bring new therapies to the millions of people suffering from neurodegenerative diseases,” concluded Ms. Ricciardi.

Business Updates:

•	Dosing commenced in SHIMMER Study in DLB and SHINE study for people suffering from AD.
•	Presented data at ARVO 2022 conference held in May 2022 suggesting favorable acting mechanism of CT1812 for the treatment of dry AMD. The Company expects to initiate dry AMD Phase 2 clinical study in the second half of 2022.
•	Planning for dosing to begin in joint 540 patient START Study with the Alzheimer’s Clinical Trials Consortium (ACTC) by the end of 2022.
•	The Company’s four Alzheimer’s disease and DLB studies remain partially funded by substantial grant awards exceeding $168 million from the National Institute of Aging.
•	Strong balance sheet with $45.8 million in cash and cash equivalents and substantial grant funding as of June 30, 2022. At the beginning of the year, the Company had remaining available and awarded grant funding of approximately $110 million.
•	Appointed Andrew Einhorn as interim chief financial officer, effective August 12, 2022.

Q2 2022 Financial Results:

•	Research and development expenses for the second quarter ended June 30, 2022 were $9.1 million compared to $4.9 for the same period in 2021. The increase for 2022 was primarily attributable to an increase in clinical program activity, expanded research and development efforts. This was also offset by a decrease in manufacturing expenses for pre-clinical and future clinical trial materials associated with the Company’s most advanced product candidates.

Cognition Therapeutics, Inc.

www.cogrx.com

•	General and administrative expenses for the second quarter ended June 30, 2022 were $3.1 million compared to $1.1 million for the same period in 2021. The increase for 2022 was primarily attributable to non-cash equity-based compensation for stock option grants, professional fees and the costs associated with Director & Officer liability insurance.
•	Net loss attributable to common stockholders for the second quarter ended June 30, 2022, was $5.8 million, or $(0.25) per share. The net loss attributable to common stockholders for the quarter ended June 30, 2021, was $2.8 million, or $(4.77) per share.

Liquidity:

•	Cash and cash equivalents on June 30, 2022 was approximately $45.8 million.
•	With combined proceeds from the Company’s initial public offering and grants awarded from sponsor partners, the Company estimates that it has sufficient cash to fund operations and capital expenditures into the fourth quarter of 2023.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc. is a clinical-stage biopharmaceutical company engaged in the discovery and development of innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system and retina. We are currently investigating our lead candidate CT1812 in clinical programs in Alzheimer’s disease, DLB and dry AMD. We believe CT1812 and our pipeline of σ-2 receptor modulators can regulate pathways that are impaired in these diseases. We believe that targeting the σ-2 receptor with CT1812 represents a mechanism functionally distinct from other current approaches in clinical development for the treatment of degenerative diseases. More about Cognition Therapeutics and its pipeline can be found at https://cogrx.com/.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources and our clinical development plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to secure new (and retain existing) grant funding, our ability to grow and manage growth, maintain relationships with suppliers and retain our management and key employees; our ability to successfully advance our current and future product candidates through development activities, preclinical studies and clinical trials and costs related thereto; the timing, scope and likelihood of regulatory filings and approvals, including regulatory approval of our product candidates; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives and continue to innovate our existing products; our ability to defend our intellectual property; the impact of the COVID-19 pandemic on our business, supply chain and labor force; and the risks and uncertainties described in the “Risk Factors” section of our annual and quarterly reports filed the Securities Exchange Commission. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Cognition Therapeutics, Inc.

www.cogrx.com

Cognition Therapeutics, Inc.

Unaudited Selected Financial Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Consolidated Statements of Operations Data:
Operating Expenses:
Research and development	$9,098	$4,894	$15,616	$9,324
General and administrative	3,115	1,090	6,010	2,243
Total operating expenses	12,213	5,984	21,626	11,567
Other income (expense):
Grant income	6,385	4,646	12,289	9,338
Change in the fair value of the derivative liability	—	1,146	—	2,209
Change in the fair value of the Simple
Agreements for Future Equity	—	(1,044)	—	(1,044)
Other (expense) income, net	(42)	103	(237)	248
Gain on debt extinguishment	—	—	—	443
Interest expense, net	(7)	(357)	(16)	(894)
Total other income, net	6,336	4,494	12,036	10,300
Loss before income tax	(5,877)	(1,490)	(9,590)	(1,267)
Income tax benefit	125	—	—	—
Net (loss)	(5,752)	(1,490)	(9,590)	(1,267)
Cumulative preferred stock dividends	—	(1,339)	—	(2,467)
Net loss attributable to common stockholders	$(5,752)	$(2,829)	$(9,590)	$(3,734)
Net loss per common share:
Basic and diluted	$(0.25)	$(4.77)	$(0.43)	$(6.53)
Weighted-average common shares outstanding:
Basic and diluted	22,595,359	593,431	22,511,636	571,921

	As of
(in thousands)	June 30, 2022	December 31, 2021
Balance Sheet Data:
Cash and cash equivalents	$45,771	$54,721
Total Assets	52,812	59,137
Total Liabilities	8,913	7,864
Accumulated Deficit	(103,594)	(94,004)
Total stockholders’ equity	43,899	51,273

For more information contact:

Cognition Therapeutics, Inc.

info@cogrx.com

Aline Sherwood (media)

Scienta Communications

asherwood@scientapr.com

Daniel Kontoh-Boateng (investors)

Tiberend Strategic Advisors, Inc.

dboateng@tiberend.com

Cognition Therapeutics, Inc.

www.cogrx.com